Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-186070, 333-184011, 333-174789, 333-173266, 333-146453, and 333-136440) and the Registration Statements on Form S-8 (File Nos. 333-179591, 333-174790, 333-169719, and 333-156985) of MEI Pharma, Inc. (the “Company”) of our report dated September 17, 2013, relating to the financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

September 17, 2013